CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Balanced Fund:

We consent to the incorporation by reference of our report on the financial statements of Oppenheimer Balanced Fund, dated November 17, 2010, appearing in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information to the Prospectus and Proxy Statement, which are part of this Registration Statement on Form N-14 of Oppenheimer Equity Income Fund, Inc.

                         KPMG LLP

Denver, Colorado

May 10, 2011